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                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CompUSA Inc. pertaining to the PCs Compleat, Inc. 1991 Stock Option Plan of our report dated August 9, 1995, with respect to the consolidated financial statements of CompUSA Inc. included in its Annual Report on Form 10-K for the year ended June 24, 1995, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

Dallas, Texas
June 17, 1996